SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2004 (July 21, 2004)

Date of Report (Date of earliest event reported)

RCN Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22825	22-3498533

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Carnegie Center Princeton, NJ	08540-6215

(Address of Principal Executive Offices)	(Zip Code)

(609) 734-3700

(Registrant's Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

On July 21, 2004, RCN Corporation (“RCN”) announced that David C. McCourt, Chairman and CEO of RCN, will lead a search committee to identify and select a successor to serve as RCN’s chief executive officer subject to approval by the new equity holders. McCourt said that he will retain his role as Chairman of the Board and continue working with the directors and the bondholders to oversee the vision of the company he founded in 1997. The press release with respect thereto is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	Exhibits Exhibits 99.1 RCN Corporation Press Release dated July 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN Corporation

By:	/s/ Debotah M. Royster

Name:	Debotah M. Royster
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 21, 2004

EXHIBIT INDEX

Exhibit No. 99.1	RCN Corporation Press Release dated July 21, 2004.